Exhibit 99.1

         Alliance Semiconductor Adjusts Fiscal Second Quarter Guidance

     SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 7, 2004--Alliance Semiconductor Corporation (Nasdaq:ALSC) today announced that it has revised its revenue outlook for the second fiscal quarter ended September 30, 2004. Alliance now expects second quarter total revenue to be down approximately 12 percent on a sequential basis from the Company's prior fiscal quarter, excluding results from the company's legacy DRAM business, and down approximately 22 percent on a sequential basis from the Company's prior fiscal quarter including the results of the Company's legacy DRAM business. Alliance saw revenue growth in its Analog and Mixed Signal product line of approximately 9 percent compared to the prior fiscal quarter, and expects revenues from this unit to continue to grow and make a significant contribution to total revenues in the coming quarters.
     Alliance cautions that its anticipated results are preliminary, and are subject to the closing of the Company's financial records and customary quarterly accounting procedures. Alliance is scheduled to report its fiscal second quarter 2005 results on October 21, 2004, after the close of the market. Following the release, the Company will host a conference call and webcast at 2:00 p.m. Pacific (5:00 p.m. Eastern). The webcast will be accessible via the Investor Relations section of the Alliance website, www.alsc.com.

     About Alliance

     Alliance Semiconductor Corporation (Nasdaq:ALSC) is powering every application with high performance solutions for the communications, computing and consumer electronics markets. Utilizing advanced process technologies and design expertise, Alliance provides leading OEMs with a broad portfolio of complementary technologies including analog and mixed-signal products, chip-to-chip connectivity products, networking controllers and high-performance memories. Alliance addresses the complete needs of system developers by leveraging its proprietary advances in Electromagnetic Interference (EMI) reduction, power management and timing technology, HyperTransport(TM) I/O connectivity and specialized memory solutions for next-generation applications. Founded in 1985, Alliance is headquartered in Santa Clara, California with design centers in Bangalore and Hyderabad, India. The company is publicly traded and included in the S&P 600 Index. Additional information is available on the Alliance Web site at: http://www.alsc.com.

     Forward Looking Statements

     Except for historical information, the above statements of this press release are forward-looking statements, including, for example, statements relating to Alliance's revenue outlook and the performance of its business units. Forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. These risks and uncertainties include such factors, among others, as further significant price erosion of the Company's products; continued significantly decreased demand and increased competitive environment for the Company's products; the Company's potential status as an Investment Act of 1940 reporting company; obsolescence of the Company's products; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company's earnings; inability to timely ramp up production of and deliver new or enhanced products; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; continued cancellation of orders in the Company's backlog and the risk factors listed in the Company's Form 10-K filed on June 10, 2004 and form 10-Q filed on August 5, 2004 which have been filed with the Securities and Exchange Commission, and which are available through the Company's home page, www.alsc.com. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

     CONTACT: Alliance Semiconductor Corporation
              Ron Shelton, 408-855-4958
              rshelton@alsc.com
              or
              Shelton Investor Relations
              Investor Contact:
              Barry Sievert, 972-239-5119 Ext 134
              bsievert@sheltongroup.com